MOEN AND COMPANY
                              CHARTERED ACCOUNTANTS

Member:
Canadian Institute of Chartered Accountants                                                 Securities Commission Building
Institute of Chartered Accountants of British Columbia                                        PO Box 10129, Pacific Centre
Institute of Management Accountants (USA) (From 1965)                                 Suite 1400 - 701 West Georgia Street

Registered with:                                                                               Vancouver, British Columbia
Public Company Accounting Oversight Board (USA) (PCAOB)                                                     Canada V7Y 1C6
Canadian Public Accountability Board (CPAB)                                                     Telephone:  (604) 662-8899
Canada  - British Columbia Public Practice Licence                                                    Fax:  (604) 662-8809
                                                                                                  Email:  moenca@telus.net
--------------------------------------------------------------------------------------------------------------------------



September 2, 2004




                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 1, 2004 included in the Registration Statement on Form SB-2 and related Prospectus of Goldstrike Inc. for the registration of shares of its common stock.



Yours very truly,
MOEN AND COMPANY,
Chartered Accountants

        "Irving P. Moen"
         ("Signed")
------------------------
Irving P. Moen, C.A.